[Letterhead of M.C. Hunter & Associates]


February 15, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 17, 2000, of Probex Corp. (the "Registrant") and are in agreement with the statements contained in paragraphs 2 and 3 on page 2 therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

In addition, we have no basis to agree or disagree with other statements of the registrant contained in paragraphs 1 and 4 on page 2 of the above referenced filing.

M.C. Hunter & Associates

by

/s/ Marlow C. Hunter
---------------------------------
Marlow C. Hunter, CPA< Proprietor